Exhibit 99.1

Pacific Premier Bancorp, Inc. Announces Completion of Acquisition of Opus Bank

Irvine, Calif., June 1, 2020 – Pacific Premier Bancorp, Inc. (NASDAQ: PPBI) (the “Company” or “Pacific Premier”), the holding company of Pacific Premier Bank, announced today that it has completed the acquisition, effective as of June 1, 2020, of Opus Bank, a California-chartered commercial bank headquartered in Irvine, California (NASDAQ: OPB) (“Opus”).

Pursuant to the terms of the merger agreement by and among the Company, Pacific Premier Bank and Opus, each share of Opus common stock was converted into the right to receive 0.9000 of a share of Company common stock and each share of Opus preferred stock was converted into the right to receive that number of shares of Company common stock equal to the product of (X) the number of shares of Opus common stock into which such share of Opus preferred stock is convertible into, and (Y) 0.9000. The value of the total deal consideration was approximately $743.9 million, which is based upon the closing price of the Company’s common stock on May 29, 2020, the last trading day prior to the closing.

In connection with the acquisition, PENSCO Trust Company LLC, a Colorado-chartered non-depository trust company (“PENSCO”), which previously operated as an indirect, wholly-owned subsidiary of Opus and serves as a custodian for self-directed individual retirement accounts, was merged with and into Pacific Premier Bank, with Pacific Premier Bank surviving. Pacific Premier Bank will operate PENSCO’s custodial business as a trust department within Pacific Premier Bank. As of March 31, 2020, PENSCO had approximately $14 billion of custodial assets and approximately 45,000 client accounts.

Steven R. Gardner, Chairman, President and Chief Executive Officer of the Company, commented, “We are pleased to welcome the clients and employees of Opus Bank and PENSCO Trust. This strategic combination creates one of the premier commercial banks in the Western United States, provides us with a meaningful presence in attractive metropolitan markets, a broad offering of banking products, and improved diversification of our banking franchise. The combination expands our capital and liquidity resources, which enhances our ability to be a source of strength to our clients and communities impacted by the COVID-19 pandemic.

Mr. Gardner added, “We are excited to complete this transaction, the largest in the Company's history, in just under four months after announcement. I am particularly proud of this accomplishment given the challenges presented by the COVID-19 pandemic. Our ability to move through the complex process of regulatory approval, shareholder approval and integration planning in such a short period of time emphasizes the strength of our culture and the organization we have built. I want to personally thank the team members of Pacific Premier, Opus Bank and PENSCO for their hard work and commitment through these extraordinary circumstances. We have already made significant progress in integrating the two organizations and we will complete the Opus system conversion early in the fourth quarter of 2020. We expect this will result in a smooth transition for our clients and employees, and enable us to quickly begin realizing the benefits that drive shareholder value.”

With the addition of Opus, on a pro forma combined basis, the Company would have total assets of approximately $20.0 billion, total loans outstanding of approximately $14.6 billion and total deposits of approximately $15.8 billion as of March 31, 2020 (unaudited).

Advisors

D.A. Davidson & Co. acted as financial advisor to the Company in the transaction and delivered a fairness opinion to the Board of Directors of the Company. Holland & Knight LLP served as legal counsel to the Company. Piper Sandler & Co. acted as financial advisor to Opus in the transaction and delivered a fairness opinion to the Board of Directors of Opus. Sullivan & Cromwell LLP served as legal counsel to Opus.

About Pacific Premier Bancorp, Inc.

Pacific Premier Bancorp, Inc. (Nasdaq: PPBI) is the parent company of Pacific Premier Bank, a California-based commercial bank focused on serving small, middle-market, and corporate businesses throughout the Western US in major metropolitan markets in California, Washington, Oregon, Arizona, and Nevada. Founded in 1983, Pacific Premier has grown to become one of the largest banks in the western region of the United States, with over $20 billion in total assets as of June 1, 2020. We provide banking products and services, including deposit accounts, digital banking, and treasury management services, to businesses, professionals, entrepreneurs, real estate investors, and nonprofit organizations. We also offer a wide array of loan products, such as commercial business loans, lines of credit, SBA loans, commercial real estate loans, agribusiness loans, franchise lending, home equity lines of credit, and construction loans. Pacific Premier offers commercial escrow services through its Commerce Escrow division and facilitates 1031 Exchange transactions through its RPM Exchange divisions. Pacific Premier offers clients IRA custodial services through its Pacific Premier Trust division, which has approximately $14 billion of assets under custody and approximately 45,000 client accounts comprised of self-directed investors, financial institutions, capital syndicators, and financial advisors. Additionally, Pacific Premier provides nationwide customized banking solutions to HOA and Property Management companies. Pacific Premier Bank is an Equal Housing Lender and Member FDIC. For additional information about Pacific Premier Bancorp, Inc. and Pacific Premier Bank, visit our website: www.ppbi.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of Pacific Premier Bancorp. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. The COVID-19 pandemic is adversely affecting us, our customers, counterparties, employees and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity and prospects is uncertain. Continued deterioration in general business and economic conditions, including further increases in unemployment rates, or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and further increase stock price volatility, which could result in impairment to our goodwill in future periods. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways, including the potential adverse impact of loan modifications and payment deferrals implemented consistent with recent regulatory guidance. Other risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation/deflation, interest rate, market and monetary fluctuations; the effect of acquisitions we may make, such as our acquisition of Opus, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; the impact of changes in financial services policies, laws and regulations, including those concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies; the effectiveness of our risk management framework and quantitative models; changes in the level of our nonperforming assets and charge-offs; uncertainty regarding the future of LIBOR; the effect of changes in accounting policies and practices or accounting standards, as may be adopted from time-to-time by bank regulatory agencies, the SEC, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters, including ASU 2016-13 (Topic 326), “Measurement of Credit Losses on Financial Instruments,” commonly referenced as the CECL model, which has changed how we estimate credit losses and may further increase the required level of our allowance for credit losses in future periods; possible credit related impairments of securities held by us; possible impairment charges to goodwill; the impact of current governmental efforts to restructure the U.S. financial regulatory system, including any amendments to the Dodd-Frank Wall Street Reform and Consumer Protection Act; changes in consumer spending, borrowing and savings habits; the effects of our lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; our ability to attract deposits and other sources of liquidity; the possibility that we may reduce or discontinue the payments of dividends on common stock; changes in the financial performance and/or condition of our borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad; public health crisis and pandemics, including the COVID-19 pandemic, and their effects on the economic and business environments in which we operate, including on our credit quality and business operations, as well as the impact on general economic and financial market conditions; cybersecurity threats and the cost of defending against them, including the costs of compliance with potential legislation to combat cybersecurity at a state, national or global level; unanticipated regulatory or legal proceedings; and our ability to manage the risks involved in the foregoing. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in our 2019 Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC and available at the SEC’s Internet site (http://sec.gov).

Pacific Premier specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

Contact:

Pacific Premier Bancorp, Inc.

Steven R. Gardner

Chairman, President and Chief Executive Officer

(949) 864-8000

Ronald J. Nicolas, Jr.

Senior Executive Vice President and Chief Financial Officer

(949) 864-8000

3